UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TOTTENHAM ACQUISITION I LIMITED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TOTTENHAM ACQUISITION I LIMITED

Unit 902, 9/F, Lucky Building

39 Wellington Street

Central, Hong Kong

To the Shareholders of Tottenham Acquisition I Limited:

Tottenham Acquisition I Limited (the “Company” or “Tottenham”) held its annual meeting of shareholders on April 9, 2020 (the “Annual Meeting”). On March 6, 2019, the record date for the Annual Meeting, there were 5,965,000 shares of Tottenham ordinary shares entitled to be voted at the Annual Meeting, 92.08% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Tottenham’s shareholders at the Annual Meeting are as follows:

1.                  Election of Directors

Shareholders elected all of the five nominees for director to serve until the next annual meeting of shareholders. The voting results were as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Jason Ma	4,841,055	5,775	645,746
Felix Wong	4,841,055	5,775	645,746
Satoshi Tominaga	4,841,055	5,775	645,746
Albert Lyu	4,841,055	5,775	645,746
Estela Kuo	4,841,055	5,775	645,746

2.                  Ratification of Independent Registered Public Accounting Firm

Shareholders ratified the reappointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,492,576	0	0	0

3.                  Adjournment of the meeting to April 23, 2020

The chairman of the meeting asked the Company’s shareholders to approve an adjournment of the Annual Meeting until April 23, 2020. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,492,576	0	0	0

At the continuation of the Meeting on April 23, 2020, the Company intends to present the two additional proposals that were included in the original Definitive Proxy Statement filed by the Company with the SEC on March 17, 2020 (“Original Proxy Statement”). They are

•	the proposal to amend (the “Charter Amendment”) the Company’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which the Company has to consummate a business combination (the “extension”) two times for an additional three months each time from May 6, 2020 to November 6, 2020 (the termination date as so extended, the “Extended Termination Date”); and

•	the proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement (the “Trust Agreement”), dated as of August 1, 2018, by and between the Company and Continental Stock Transfer & Trust Company (the “trustee”) to allow the Company to extend the time to complete a business combination two times for an additional three months.

Thank you for your continuing interest in Tottenham Acquisition I Limited.

Sincerely,

/s/ Jason Ma

Jason Ma

Chief Executive Officer

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April 13, 2020

SUPPLEMENT NO. 2 DATED April 13, 2020

TO

PROXY STATEMENT

DATED March 17, 2020

TOTTENHAM ACQUISITION I LIMITED

Unit 902, 9/F, Lucky Building

39 Wellington Street

Central, Hong Kong

This second supplement is being provided to the shareholders of record of Tottenham Acquisition I Limited (the “Company”) as of the close of business on March 6, 2020. The following information supplements and should be read in conjunction with the original Definitive Proxy Statement filed by the Company with the SEC on March 17, 2020 (“Original Proxy Statement”).

At the Annual Meeting held on April 9, 2020, the meeting was adjourned to April 23, 2020 to present the two proposals that were included in the Original Proxy Statement but not presented at the Annual Meeting. They are

•	the proposal to amend (the “Charter Amendment”) the Company’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which the Company has to consummate a business combination (the “extension”) two times for an additional three months each time from May 6, 2020 to November 6, 2020 (the termination date as so extended, the “Extended Termination Date”); and

•	the proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement (the “Trust Agreement”), dated as of August 1, 2018, by and between the Company and Continental Stock Transfer & Trust Company (the “trustee”) to allow the Company to extend the time to complete a business combination two times for an additional three months.

As discussed in the Original Proxy Statement, the purpose of the Charter Amendment and the Trust Amendment is to allow the Company an option to further extend the time to complete a business combination. The Company’s IPO prospectus and charter provide that the Company initially had, after three three-month extensions, until May 6, 2020 (“Current Termination Date”) to complete its initial business combination. Following the completion of our IPO in August 2018, our representatives engaged in extensive discussions with investment bankers and business owners with respect to potential business combination opportunities. As a result, our board of directors has determined that it is in the best interests of our shareholders to extend the Current Termination Date to allow the Company to extend the time to complete a business combination two times for an additional three months each and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended to the Extended Termination Date.

In the Original Proxy Statement, the Charter Amendment and the Trust Amendment would have required our insiders or their affiliates or designees to deposit $0.10 for each public ordinary share that was not redeemed into the trust account for each three month extension. The Company has decided to increase the amount required to be deposited for each 3-month extension to $0.135 for each public ordinary share that has not redeemed (or an aggregate of $621,000 if there are no redemptions). All other terms of the Charter Amendment and Trust Amendment remain as specified in the Original Proxy Statement.

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